Exhibit 10.1
Draft of May 17, 2024
FINWISE BANCORP
RESTRICTED STOCK AGREEMENT
THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), among Finwise Bancorp, a bank holding company (the “Company”) and ___________ (the “Employee”). The Company and the Employee are hereafter sometimes individually referred to as a “party” and collectively as the “parties”.
WHEREAS, the Employee is an employee of the Company or an affiliate of the Company;
WHEREAS, the parties hereto desire to enter into this Agreement to provide for the issuance and vesting of restricted shares of Common Stock of the Company.
NOW THEREFORE, for and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and the Employee agree as follows:
1.Issuance of Award. Pursuant to and subject to the terms of the Company’s 2019 Stock Option Plan, as amended, (the “Plan”) and this Agreement, the Company hereby grants to the Employee an aggregate award of _____________ restricted shares of Common Stock (the “Award”), comprising:
1.1.Initial Award. An award of ______1 restricted shares of Common Stock (the “Initial Award”), effective as of May __, 2024 (the “Initial Award Effective Date”); and
1.2.Supplemental Award. An award of ______2 restricted shares of Common Stock (the “Supplemental Award”), effective as of the day following the date on which a registration statement on Form S-8 become effective with respect to a number of shares of Common Stock sufficient for the Supplemental Award and all similar awards granted by the Company (the later of such dates, the “Supplemental Award Effective Date”).
2.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.
3.Vesting; Forfeiture.
3.1.Vesting. Subject to Section 3.2, a number of whole shares as close as possible to 20% of the Award will vest on each of the first five anniversaries of the Initial Award Effective Date.
1 Note to Draft: Anticipated to be 80% of Award.
2 Note to Draft: Anticipated to be 20% of Award.
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3.2.Forfeiture. If the Employee’s service with the Company or an affiliate of the Company terminates for any reason, whether by the employer or the Employee, prior to the Employee becoming vested in all of the shares of Common Stock comprising the Award, then any part of the Award in which the Employee is not vested at the time of such termination shall be automatically forfeited and cancelled without any payment thereon and all dividends or other distributions accrued with respect to such forfeited shares also shall be forfeited.
4.Rights as a Shareholder.
4.1.Reasonably promptly after the later to occur of (i) the Initial Award Effective Date and the Supplemental Award Effective Date, as applicable, and (ii) the execution and delivery of this Agreement by the parties hereto, the Company shall either issue stock certificates, registered in the name of the Employee, evidencing the shares of the Award or shall make (or cause to be made) an appropriate book entry reflecting the Employee’s ownership of such shares. The restricted shares, if certificated, shall bear a legend reflecting the restrictions and forfeiture provisions set forth in the Plan and thus Agreement, and if held in uncertificated form, shall be subject to an appropriate electronic coding or stop order. Each such stock certificate shall be held in the custody of the Company until such shares vest.
4.2.The Employee shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of the Award, except to the extent a stock certificate is issued therefor or an appropriate book entry is made reflecting the issuance thereof pursuant to Section 4.1 hereof, and then only from the date such certificate is issued or such book entry is made. Following the issuance of such stock certificate or the making of such book entry, the Employee shall have all rights as a shareholder of Common Stock for all shares comprising the Award, whether or not such shares are vested, including all rights to dividends, subject to forfeiture of such dividends in the event that the underlying shares are later forfeited, as well as the right to vote; provided, however, that the Employee acknowledges that unless he or she has made an election under Section 83(b) of the IRS Code, any amounts paid as dividends on shares that have not vested may be treated as additional compensation to the Employee and the Employee hereby authorizes the Company to withhold any taxes or other amounts required to be withheld from such dividends.
4.3.Unless the Administrator otherwise determines, any property received by the Employee with respect to a share of the Award as a result of any cash dividend, stock dividend, recapitalization, merger, consolidation, combination, exchange of shares, distribution or otherwise, (i) will not vest until such share of the Award vests, (ii) may, in the sole discretion of the Administrator, be held in custody by the Company and (iii) shall be subject to the provisions of this Agreement, and to all other restrictions as apply to the shares in respect of which such property was paid. The Company shall issue to the Employee a receipt evidencing the property held by it in respect of the Award. Any such property received by the Employee with respect to a share of the Award shall be delivered to the Company in the event such share is forfeited. Any securities received by the Employee with respect to a restricted share of the Award as a result of any dividend, recapitalization, merger, consolidation, combination,

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exchange of shares or otherwise shall bear a legend or be subject to an electronic coding or stop order, as set forth in Section 4.1 hereof.
5.Restrictions on Transfer of Awards. Prior to vesting, the Award may not be transferred without the prior written consent of the Company, which consent may be withheld in its discretion; provided, however, that the Award may be transferred for estate planning purposes to a trust or limited liability company controlled by the Employee. Any permitted transferee of the Award shall take such Award subject to the terms of this Agreement. Any such permitted transferee must agree to be bound by this Agreement, and shall execute a joinder agreement, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of the Award which is not made in compliance with this Agreement shall be null and void and of no effect.
6.Tax Advice. The Employee acknowledges that none of the Company or any affiliate or their agents, employees or representatives have made any warranties or representations to the Employee with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Employee is in no manner relying on the Company or its agents, employees or representatives for an assessment of such tax consequences. The Employee should rely on the Employee’s own tax advisors for such advice.
7.Taxes. The Employee is solely responsible for any taxes, interest or penalties with respect to the issuance, vesting or disposition of the Award. Prior to the vesting of any portion of the Award, the Employee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Employee may satisfy such tax withholding obligation relating to the vesting of the Award by tendering a cash payment or through such means as the Administrator may determine in its sole discretion. The Company may withhold from amounts, if any, payable to the Employee any applicable withholding or employment taxes resulting from the issuance or vesting of the Award or any dividends or distribution with respect to the Award.
8.Remedies. The Employee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Employee agrees that the Company shall be entitled to obtain specific performance of the obligations of the Employee under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Employee will not urge as a defense that there is an adequate remedy at law.
9.Notices. Any notice or communication required or permitted to be given to any party under this Agreement shall be in writing and shall be deemed to have been duly given or made: (a) if delivered personally by courier or otherwise, then as of the date delivered or if delivery is refused, then as of the date presented; (b) if sent or mailed by reputable overnight courier service to the Company at its principal office address and to the Employee at his or her address appearing in the current records of the Company, then as of the first business day after the date so sent; (c) if sent or mailed by certified U.S. Mail, return receipt requested, to the Company at its principal office address and to the Employee at his or her address appearing in

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the current records of the Company, then as of the third business day after the date so mailed or (d) if by email to the Company at [______] and to the Employee at his or her email address appearing in the current records of the Company, then as of the date and time emailed. The address or email address to which notices to a party shall be sent may be changed by such party from time to time by written notice to the other party.
10.Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Employee and his or her heirs, executors, administrators, successors and assigns.
11.Interpretation. The Employee hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of this Agreement and the Award shall be final and conclusive.
12.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.
13.Entire Agreement; Amendments and Waivers. This Agreement, [together with the Employee’s employment agreement, dated as of_______,]3 constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Board. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.
14.Non-solicitation.
14.1.In consideration of the Award, the Employee agrees and covenants not to:
a.directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for twelve months following the Employee’s termination of employment; or
3 Note to Draft: Delete if not applicable.

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b.or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of twelve months following the Employee’s termination of employment.
14.2.In the event of a breach or threatened breach of any of the covenants contained in Section 14.1, the Employee hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
15.Clawback. The Award and any portion thereof, whether or not vested, shall be subject to (i) forfeiture as set forth in this Section 15, as determined by the Administrator in its sole discretion, and (ii) any clawback or recoupment policy established by the Company or that may be required by applicable law. In the event that any portion of the Award is forfeited, any dividends or other distributions with respect to such shares also shall be forfeited. Upon notice by the Administrator, the Employee shall deliver to the Company any applicable stock certificates and any dividends or other distributions received by the Employee relating to the forfeited Award or portion of the Award.
15.1.Financial Restatement. In the event of the restatement of the Company’s financial statements due to material noncompliance with financial reporting requirements under applicable securities laws, as required by the Securities and Exchange Commission, any portion of the Award that would not have been granted to the Employee or which would not have vested, after giving effect to the restatement, will be subject to forfeiture.
15.2.Financial Loss or Reputational Damage. If the Company suffers extraordinary financial loss, reputational damage or similar adverse impact as a result of actions taken or decisions made by the Employee in circumstances constituting illegal or intentionally wrongful conduct, gross negligence or seriously poor judgment, the entire Award will be subject to forfeiture.
15.3.Risk-Adjustment: Unvested shares of the Award will be subject to forfeiture if the Employee engaged in risk-taking that is determined by the Administrator to be outside the company’s risk parameters.
16.Invalidity. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

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17.Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
18.No Right to Employment. This Agreement shall NOT confer upon the Employee any right to continue as an employee of the Company or an affiliate. Further, nothing in this Agreement shall be construed to limit the discretion of the Company or any affiliate to terminate the Employee’s employment at any time and for any reason.
19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, with regard to the conflict of laws principles thereof.
20.Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
21.Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, by email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.
22.Employee Acknowledgment. The Employee hereby acknowledges (i) receipt of a copy of the Plan, (ii) that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the Award shall be final and conclusive and (iii) that any shares of Common Stock acquired pursuant to the Award are being acquired for the Employee’s own account and not with a view to distribution.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the day and year first above written.

FINWISE BANCORP, a Utah corporation

By: ______________________
Name:
Title:

The Employee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

_________________________
[Name]

[Signature Page to Restricted Stock Grant Agreement]
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